Kaiser Federal Financial Group, Inc.
1359 N. Grand Avenue
Covina, California 91724-1016

For Additional Information Contact:
K. M.  Hoveland, Chief Executive Officer
Dustin Luton, Chief Financial Officer
(626) 339-9663

KAISER FEDERAL FINANCIAL GROUP, INC. REPORTS 20% INCREASE IN QUARTERLY DIVIDEND

Covina, California – May 10, 2011 – Kaiser Federal Financial Group, Inc. (NASDAQ: KFFG) announced today that on May 9, 2011 its Board of Directors declared a quarterly cash dividend of $0.06 per share on its common stock. This is a 20% increase as compared to the $0.05 per share dividend paid in the previous quarter.  The dividend will be paid on June 6, 2011 to the shareholders of record as of the close of business on May 20, 2011.

Kaiser Federal Financial Group, Inc. is the parent corporation for Kaiser Federal Bank, a federally chartered savings bank headquartered in Covina, California.  The Bank operates three full service branches and six financial service centers in California, as well as a statewide network of 58 ATMs.

Kaiser Federal Financial Group, Inc. stock trades on NASDAQ under the KFFG symbol.  For additional information, visit www.kffg.com or www.kaiserfederal.com.